SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 19, 2002

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-28150 (Commission File Number)	33-0525145 (IRS Employer Identification Number)

10555 Science Center Drive, San Diego, CA (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 658-7600

N/A
(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS
ITEM 7. EXHIBITS
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

     This Current Report on Form 8-K is filed by Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

ITEM 5. OTHER EVENTS

     On December 19, 2002, the Company announced that it has entered into agreements relating to a collaboration with Pfizer, Inc for the worldwide development and commercialization of indiplon, the Company’s phase III compound. Effectiveness of the agreements is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act. A joint press release announcing the collaboration is attached to this report as Exhibit 99.1 and incorporated herein by reference.

     The joint press release contains forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in the forward looking statements are risks and uncertainties associated with the Company’s indiplon development program and business and finances, including, but not limited to, the risk that indiplon will not successfully proceed through Phase III clinical trials or that in later stage clinical trials it will not show that it is effective in treating humans; determinations by regulatory and governmental authorities; uncertainties relating to patent protection and intellectual property rights of third parties; the impact of competitive products and technological changes; the availability of capital and cost of capital; and other material risks. A more complete description of these and other risks can be found in the Company’s Form 10-K for December 31, 2001 and the quarterly report filed on Form 10-Q for the quarter ended September 30, 2002. The Company undertakes no obligation to update forward looking statements such as those contained in the joint press release after the date hereof.

     Copies of the Collaboration Agreement, License Agreement and Secured Loan Agreement dated as of December 18, 2002 between the Company and Pfizer, Inc. are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The description of the collaboration contained in the joint press release and incorporated herein by reference is qualified in its entirety by reference to the text of such exhibits.

ITEM 7. EXHIBITS

     (c)  EXHIBITS. The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1*	Collaboration Agreement dated as of December 18, 2002 between Pfizer, Inc. and Neurocrine Biosciences, Inc.
10.2*	License Agreement dated as of December 18, 2002 between Pfizer, Inc. and Neurocrine Biosciences, Inc.
10.3*	Secured Loan Agreement dated as of December 18, 2002 between Pfizer, Inc. and Neurocrine Biosciences, Inc.
99.1	Press Release dated December 19, 2002

*	The Company has requested confidential treatment with respect to portions of this exhibit.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	December 19, 2002	/s/ Paul W. Hawran

Paul W. Hawran Executive Vice President and Chief Financial Officer